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                                                                Exhibit 23.2

CONSENT OF LUCE, FORWARD, HAMILTON & SCRIPPS LLP


We hereby consent to the reference to this firm under the caption "Experts" in the Prospectus included in the Registration Statement.


LUCE, FORWARD, HAMILTON & SCRIPPS LLP
September 9, 1996